EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of International Land Alliance, Inc. of our report dated June 27, 2024, on the balance sheet of International Land Alliance, Inc. as of December 31, 2023, and the related statement of operations, changes in stockholder’s equity and cash flows for the year then ended.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

March 31, 2025.